UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, each of William J. Voges and Gerald L. DeGood notified Consolidated-Tomoka Land Co. (the “Company”) of his intention not to stand for re-election to the Board of Directors when his current term expires at the Company’s 2012 annual meeting of shareholders. Each of Messrs. Voges and DeGood is a member of the audit committee of the Board of Directors.  The decisions not to stand for re-election did not relate to any disagreement with the Company.  Each of Messrs. Voges and DeGood will remain members of the Company’s Board of Directors until the Company’s 2012 annual meeting of shareholders.

A copy of the press release with this announcement is attached to this Form 8-K as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 17, 2012

Consolidated-Tomoka Land Co.

By:  /s/John P. Albright
       John P. Albright, President and
        Chief Executive Officer